                            DISTRIBUTORSHIP AGREEMENT

THIS AGREEMENT made and entered into this 1st day of May, 1993 by and between SAMSUNG ELECTRONICS CO., LTD., a corporation duly organized and existing under the laws of the Republic of Korea with its place of business at Joong-Ang Daily News Building, 7 Soonwha-Dong, Chung-ku, Seoul, Korea (hereinafter referred to as "SAMSUNG") and ATLANTIC COMPONENTS LIMITED a corporation duly organized and existing under the laws of Hong Kong with its principal place of business at Unit 1103, 11/F., Tower 2, World Trade Square, 123 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong (hereinafter referred to as "DISTRIBUTOR").

                                   WITNESSETH

WHEREAS, SAMSUNG is engaged in the business of manufacturing and selling the semiconductor products; and

WHEREAS, DISTRIBUTOR is engaged in the business of solicitation of orders and/or distribution of the semiconductor products; and

WHEREAS, SAMSUNG is desirous of granting DISTRIBUTOR distributorship for its Products in the Territory and DISTRIBUTOR is willing to accept it:

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions hereinafter set forth, it is agreed between the parties as follows:

Article 1.     Definition

1.1. "Products" as used in this Agreement shall be expressly confined to APPENDIX A

1.2.     "Territory" as used in this Agreement shall be specified on APPENDIX B.

1.3. "Customer" or "Customers" as used in this Agreement shall mean individual, partnership, firm, corporation, association, government or any other organization.

1.4. "SAMSUNG Trademarks" as used in this Agreement shall mean those trademarks, tradenames, slogans, labels, logo and other trade identifying symbols whether registered or not in the Republic of Korea or Territory as are developed and used worldwide by SAMSUNG and/or any of its subsidiaries of affiliate companies in connection with any Products to be sold by DISTRIBUTOR in the Territory pursuant to this Agreement.

1.5. "Order" or "Orders" shall mean an order from a Customer for a definite amount of Products at a specified price and a delivery schedule of less than one (1) year. The term "Order" shall not include letters of intent, memoranda of intent or understanding, volume purchase agreements, blanket purchase agreements, orders with a delivery schedule of greater than one (1) year, or similar documents.

Article 2.        Distributorship

2.1. SAMSUNG appoints DISTRIBUTOR on a non-exclusive basis as its DISTRIBUTOR to solicit Orders and/or distribute the Products in the Territory and DISTRIBUTOR hereby accepts such appointment by SAMSUNG upon the terms and conditions hereinafter set forth.

2.2. SAMSUNG may sell, transfer or otherwise dispose of the Products to any Customer other than DISTRIBUTOR in the Territory.

2.3. DISTRIBUTOR shall have the right to market and sell the products of other manufacturers and render service related to such products unless such activity results in DISTRIBUTOR being unable to fulfill its obligations under this Agreement. However, DISRIBUTOR shall not purchase to sell any of the same product lines as SAMSUNG produces and deals in from any other Korean manufacturer during the term of this Agreement.

2.4. DISTRIBUTOR agrees not to sell the Products purchased from SAMSUNG in violation of the COCOM Regulations as they may be in force from time to time.

2.5. SAMSUNG reserves the right to make sales on its own behalf with any customer in the Territory.

Article 3.     Relationship of Parties.

         It is expressly agreed that the relationship hereby established is that of buyer and seller and/or solicitor and seller. In all its business transactions, DISTRIBUTOR at all times shall act for its own account and shall have no power or authority to assume, create or make any binding obligation or to make any representation, commitment, guaranty or warranty on behalf of SAMSUNG with respect to any Products or otherwise, shall be in no way the agent or legal representative of SAMSUNG for any purpose whatsoever.

Article 4.     Individual Contract

4.1. Each individual contract under this Agreement shall be subject to this Agreement but such contract shall be concluded and carried out by SAMSUNG's sales note or confirmation which shall set forth the terms, conditions, rights and obligations of the parties hereto arising from or in relation to or in connection with such contract except those stipulated in this Agreement.

4.2. No orders for the Products placed by DISTRIBUTOR to SAMSUNG shall be binding unless and until accepted by SAMSUNG.


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


4.3. SAMSUNG shall use its best efforts to accept any reasonable orders for the Products placed by DISTRIBUTOR, provided, however, that it shall not be required to accept a DISTRIBUTOR'S order or any part thereof when:

         (a) the Products are not available sufficient enough to fill the order placed by DISTRIBUTOR, or all the orders placed by DISTRIBUTOR and other customers; or

         (b) SAMSUNG has discontinued the manufacture or sale of the Products ordered at the time the order is received.

Article 5.     Compensation to Distributor

5.1.     DISTRIBUTOR shall meet the Sales targets established by SAMSUNG.

5.2. DISTRIBUTOR's sole source of compensation shall be the commissions payable pursuant to the express written terms of this Agreement. DISTRIBUTOR shall have no right to any other compensation from SAMSUNG for services rendered or any expenses incurred by DISTRIBUTOR.

5.3. SAMSUNG shall pay DISTRIBUTOR commission in US$ currency. The commission rate is specified on APPENDIX C.

5.4.     The payee is as follows:

         Attention         : Atlantic Components Limited
         Account Number    : 18-200-0121-3
         Bank Name         : Overseas Trust Bank Limited, Incorporated in H.K.
         Address           : 379-381 King's Road, North Point, Hong Kong

5.5. If any amount owed to SAMSUNG by a customer on a sale becomes uncollectible (as determined by SAMSUNG), or is credited to Customer because of a Product return or other reason (at the sole discretion of SAMSUNG), commissions already paid to DISTRIBUTOR on such amounts, if any, shall be returned to SAMSUNG by DISTRIBUTOR, SAMSUNG may charge back such commissions against any monies which SAMSUNG shall then or thereafter owe to DISTRIBUTOR.

Article 6.     Prices

6.1. SAMSUNG will supply DISTRIBUTOR with the price list from time to time. All price list is to be considered as guidelines only.

6.2. The price list is subject to change without notice. The amount and timing of such change shall be exclusively at SAMSUNG's discretion.

6.3. The prices for orders received and acknowledged by SAMSUNG prior to a change in price and shipped after the effective date of such change shall be the prices in effect at the time of the order.

Article 7.     Payment

7.1. Unless otherwise agreed, DISTRIBUTOR shall cause an irrevocable Letter of Credit, without recourse, available against SAMSUNG's draft at sight, to be opened for each individual contract through a prime bank satisfactory to SAMSUNG at least 30 days prior to the dates of shipment stipulated therein. If DISTRIBUTOR fails to provide such Letter of Credit, SAMSUNG shall have the option of reselling the contracted Products in any country, holding the Products for DISTRIBUTOR's account and risk, and/or canceling the contract and claiming for damages caused by DISTRIBUTOR's default.

7.2.     Payments for the Products shall be made in US$ Currency.

Article 8.     Credit Worthiness.

         SAMSUNG reserves the right, among other remedies, either to terminate this Agreement or to suspend further deliveries under it in the event DISTRIBUTOR fails to pay for any shipment when the same becomes due. Should DISTRIBUTOR's financial situation become unsatisfactory to SAMSUNG, cash payment or satisfactory security may be required by SAMSUNG for future deliveries and for Products already delivered.

Article 9.     Promotion and Advertising.

         DISTRIBUTOR shall exert its best efforts in advertising, publicizing, participating in trade shows and exhibition and otherwise promoting the Products within the Territory by investing at least 5 percent of annual net sales amount each year. SAMSUNG shall provide DISTRIBUTOR free of charge with a reasonable quantity of advertising or sales promotion materials such as advertising literatures, catalogues, leaflets, holders and the like. DISTRIBUTOR shall also exert with diligence its best efforts to develop and promote the sales of products in the Territory.

Article 10.    Report.

         DISTRIBUTOR shall present a report by 10th of every month, including, resales report monthly operation, market trend research, order forecast and other important things, and shall present the annual sales plan for following year by the end of SEP of each year.

Article 11.    Limitation of Liability.

         DISTRIBUTOR shall examine each Products shipped to DISTRIBUTOR for any damage, defects or shortage. All claims, including for the alleged damage, defect or shortage. All claims, including for the alleged damage, defect, shortage, negligence or any other cause whatsoever, shall be deemed waived by DISTRIBUTOR unless made in writing to and received by SAMSUNG within sixty (60) days after DISTRIBUTOR's receipt of the Products or within thirty (30) days after DISTRIBUTOR learns of the facts giving rise to the claim, whichever occurs first. DISTRIBUTOR's exclusive remedy and SAMSUNG's sole and exclusive liability shall be the repair or replacement of such Products or (at SAMSUNG's sole option) the issuing of credit therefore. IN NO EVENT SHALL SAMSUNG BE LIABLE FOR ANY SPECIAL INCIDENTAL OR CONSEQUESTIAL DAMAGES, WHETHER DISTRIBUTOR'S CLAIM IS FOR BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE.

Article 12.    Trademark

12.1. SAMSUNG authorizes DISTRIBUTOR to use SAMSUNG Trademarks in the Territory during the term of this Agreement for the sole purpose of solicitation and distribution of the Products. DISTRIBUTOR accepts and agrees not to use SAMSUNG Trademarks for any other purpose and to use them only in such manner as to preserve at all times all rights of SAMSUNG. DISTRIBUTOR agrees that it will not alter or remove any SAMSUNG Trademarks on the Products sold under this Agreement. DISTRIBUTOR shall not authorize third parties except its dealers to use SAMSUNG Trademarks and any such attempted authorization shall be void.

12.2. In case DISTRIBUTOR have found that SAMSUNG'S Trademarks, patents copyrights or other industrial property rights are infringed upon by the third party(s), DISTRIBUTOR shall promptly inform SAMSUNG of such infringement which comes to its notice and assist SAMSUNG in taking steps necessary to protect SAMSUNG's right effectively.

12.3. Whether in SAMSUNG's country or in any other places, SAMSUNG shall not be responsible for any infringement with regards to patents, utility-models, trademarks, designs or copyrights. In case any dispute and/or claim arise in connection with the above right or rights, SAMSUNG shall reserve every and all rights to cancel, make this agreement null and void at its discretion and hold itself free from any liability arising therefrom.

Article 13.    Force Majeure.

         Neither SAMSUNG nor DISTRIBUTOR shall be responsible for any failure to comply with the terms of this Agreement, or for any delay in performance of or failure to perform under any sales transaction between the parties contemplated in this Agreement, where such failure or delay is directly or indirectly caused by or in any manner arises or results from events of FORCE MAJEURE beyond the control of the party sought to be charged. These events shall include, but not be restricted to, fire, flood, earthquake, accident, civil disturbances, war, inability to secure necessary materials, parts or components, delay or failure in performance by any supplier or subcontractor, acts of God, acts of any government or any branch or agency thereof.

Article 14.    Term of Agreement.

         This Agreement is effective as of the 1st day of May, 1993 and shall continue until expiration on the last day of APRIL, 1994 unless terminated earlier pursuant to this Agreement.

Article 15.    Termination

15.1. Either party may forthwith terminate this Agreement by giving a written notice of termination to the other party;

         (a) if the other party becomes insolvent or a petition in bankruptcy, for corporate reorganization or for any similar relief is filed by or against the other party, or a receiver is appointed with respect to any of the assets of the other party, or liquidation proceeding is commenced by or against the other party; or

         (b) if the whole or an important part of the business of the other party is transferred to a third party by agreement, order of court or otherwise; or

         (c) if the other party defaults in payment for the Products or otherwise defaults in any of the provisions of this Agreement and does not make the payment or remedy the default within sixty (60) days after a written notice is given by requesting party to make the payment or remedy the default.

15.2. Upon expiration or termination of this Agreement, SAMSUNG may, at its option cancel any or all unfilled orders, and SAMSUNG reserves the right to repurchase from DISTRIBUTOR any or all the Products unsold by DISTRIBUTOR.

15.3. Expiration or termination of this Agreement shall not operate to discharge or relieve any party of any obligations vested pursuant to this Agreement prior to the effective date thereof, or modify the effectiveness of any obligations and provisions which are intended by the parties to survive the expiration or termination of this Agreement.

Article 16.    Secrecy

         During the term of this Agreement and thereafter DISTRIBUTOR shall not disclose or divulge to any third party any information it may acquire in connection with the Products, this Agreement or performance thereunder.

Article 17.    Notice.

         Any notice made in connection with this Agreement or performance thereunder shall be sent to the addresses first above written, or such other addresses as the parties may notify each other from time to time, by a registered air mail. When the letter is dispatched as provided for above, the notice shall be deemed to be made when the letter arrives at the addressee.

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


Article 18.    Arbitration.

         Any and all disputes arising from or in connection with this Agreement or a transaction conducted under this Agreement shall be settled by mutual consultation between parties in good faith as promptly as possible. But in the event of failure in an amicable settlement, it shall be settled by the arbitration through the Korea Chamber of Commerce in Seoul, Korea. The award of the arbitration shall be final and binding upon the parties.

Article 19.    Governing Law

         This Agreement shall be interpreted and construed in accordance with the laws of the Republic of Korea.

Article 20.    Assignment of Agreement

         Neither party shall assign, pledge or otherwise dispose of its right or delegate its duty under this Agreement without a prior written consent of the other party.

Article 21.    Waiver

         No waiver by either SAMSUNG or DISTRIBUTOR with respect to any breach or default shall limit any right or remedy of either party unless such waiver is expressed in a writing signed by the party to be bound.

Article 22.    Amendment

         This Agreement may be amended only by a written instrument signed by duly authorized representatives of both parties and expressly stating that it is an amendment to this Agreement.

Article 23.    Complete Agreement.

         This Agreement supersedes and cancels any and all previous agreements, contracts or understandings between the parties relating to the Products and expresses the complete and final agreement of the parties in respect thereof.



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

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the day and year first above written.


DISTRIBUTOR                                  SAMSUNG

BY                                           BY
   -------------------------                    --------------------------
TITLE                                        TITLE
      ----------------------                       -----------------------










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

                                   APPENDIX A

                                   "PRODUCTS"






                PRODUCTS MEAN MEMORY & PC RELATED SEMICONDUCTORS

                 WHICH ARE BEING MADE NOW AND BE MADE IN FUTURE

                    BY SAMSUNG UNDER THE SAMSUNG TRADE MARKS.

                                   APPENDIX B

                                   "TERRITORY"


     -    TERRITORY MEANS THE GEOGRAPHICAL AREA OF HONG KONG.

                                   APPENDIX C

                                  "COMMISSION"


1.   THE AMOUNT OF COMMISSIONS SHALL BE CALCULATED ON THE BASIS OF INVOICE
     AMOUNT.

2. IN CASE THAT THE BUYER ON L/C IS DISTRIBUTOR, SAMSUNG MAY UNDERSTAND THESE PRODUCTS WILL BE RESELLED AND FOR THIS CASE THE COMMISSION RATE IS AS
     FOLLOWS:

     ---------------------------------------------------------------------------
        PRODUCT                                                   COMMISSION
                            ----------------------------------------------------
                            AT SIGHT L/C             USANCE L/C
     ---------------------------------------------------------------------------
     MEMORY                 *             30 DAYS    *        60 DAYS    *
     ---------------------------------------------------------------------------
     NON-MEMORY             *             45 DAYS    *        90 DAYS    *
     ---------------------------------------------------------------------------

3. IN CASE THAT THE BUYER ON L/C IS NOT DISTRIBUTOR, SAMSUNG MAY UNDERSTAND THAT THE DISTRIBUTOR SOLICOTATED AND FOR THIS CASE THE COMMISSION RATE IS AS FOLLOWS:

     -------------------------------------------------
     PRODUCT                             COMMISSION
     -------------------------------------------------
     MEMORY                              *
     -------------------------------------------------
     NON-MEMORY                          *
     -------------------------------------------------

* Confidential treatment requested.